Exhibit 99-I
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Form 605

Corporations Act 2001
Section 671B

Notice of ceasing to be a substantial holder
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To Company Name/Scheme	WMC Resources Ltd

ACN/ARSN	004 184 598

1.	Details of substantial holder (1)

Name	Xstrata Capital Holdings Pty Limited and each of its related bodies corporate referred to in Annexure A of the Form 604 “Notice of change of interests of substantial holder” dated 30 December 2004
ACN/ARSN (if applicable)	111 756 337

The holder ceased to be a substantial holder on	24/3/2005
The previous notice was given to the company on	24/3/2005
The previous notice was dated	24/3/2005

2.	Changes in relevant interests

Particulars of each change in, or change in the nature of, a relevant interest (2) of the substantial holder or an associate (3) in voting securities of the company or scheme, since the substantial holder was last required to give a substantial holding notice to the company or scheme are as follows:

Date of change	Person whose relevant interest changed	Nature of change (4)	Consideration given in relation to changes (5)	Class and number of securities affected (6)	Person’s votes affected
24/3/05	Xstrata Capital Holdings Pty Limited	Acquisition of a relevant inerest in WMC Resources Ltd. ordinary shares arising upon acceptance of the takeover offer set out in the Bidder's Statement dated 16 December 2004 ("Offer").	$7.00 for each WMC Resources Ltd ordinary share.	1,027,024 ordinary shares	1,027,024
24/3/05	Xstrata Capital Holdings Pty Limited	Ceasing to hold a relevant interest as a result of withdrawal of acceptances	-	10,672 ordinary shares	10,672
Note:  The Offer closed on 24 March 2005.  As a result, the bid period has ended and Xstrata Capital Holdings Pty Limited and each of its related bodies corporate have ceased to hold a substantial holding in accordance with the Corporations Act

3.	Changes in association
The persons who have become associates (3) of, ceased to be associates of, or have changed the nature of their association (7) with, the substantial holder in relation to voting interests in the company or scheme are as follows:

Name and ACN/ARSN (if applicable)	Nature of association
Not applicable	Not applicable

4.	Addresses

The addresses of persons named in this form are as follows:

Name	Address
Xstrata Capital Holdings Pty Limited and each of its related bodies corporate	c/- Bahnhofstrasse 2 PO Box 102 CH-6301 Zug Switzerland

Signature

print name	Tim Bednall	capacity Attorney for Benny Levene (Director)
sign here	/s/ Tim Bednall	date 29/3/2005

DIRECTIONS

(1)
If there are a number of substantial holders with similar or related relevant interests (eg a corporation and its related corporations, or the manager and trustee of an equity trust), the names could be included in an annexure to the form. If the relevant interests of a group of persons are essentially similar, they may be referred to throughout the form as a specifically named group if the membership of each group, with the names and addresses of members is clearly set out in paragraph 4 of the form.

(2)	See the definition of “relevant interest” in sections 608 and 671B(7) of the Corporations Act 2001.

(3)	See the definition of “associate” in section 9 of the Corporations Act 2001.

(4)	Include details of:

(a)  any relevant agreement or other circumstances because of which the change in relevant interest occurred. If subsection 671B(4) applies, a copy of any document setting out the terms of any relevant agreement, and a statement by the person giving full and accurate details of any contract, scheme or arrangement, must accompany this form, together with a written statement certifying this contract, scheme or arrangement; and

(b)  any qualification of the power of a person to exercise, control the exercise of, or influence the exercise of, the voting powers or disposal of the securities to which the relevant interest relates (indicating clearly the particular securities to which the qualification applies).

See the definition of “relevant agreement” in section 9 of the Corporations Act 2001.

(5)
Details of the consideration must include any and all benefits, money and other, that any person from whom a relevant interest was acquired has, or may, become entitled to receive in relation to that acquisition. Details must be included even if the benefit is conditional on the happening or not of a contingency. Details must be included of any benefit paid on behalf of the substantial holder or its associate in relation to the acquisitions, even if they are not paid directly to the person from whom the relevant interest was acquired.

(6)	The voting shares of a company constitute one class unless divided into separate classes.

(7)	Give details, if appropriate, of the present association and any change in that association since the last substantial holding notice.